As filed with the Securities and Exchange Commission on March 19, 2003
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                            MEADWESTVACO CORPORATION
             (Exact name of Registrant as specified in its charter)


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
           Delaware                            2621                    31-1797999
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)      Classification Code Number)    Identification No.)



                               One High Ridge Park
                           Stamford, Connecticut 06905
                                  (203)461-7400
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             _______________________


                          Wendell L. Willkie, II, Esq.
              Senior Vice President, General Counsel and Secretary
                            MeadWestvaco Corporation
                               One High Ridge Park
                           Stamford, Connecticut 06905
                                  (203)461-7400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             _______________________

                                   Copies to:

                            Gerard M. Meistrell, Esq.
                              Gary A. Brooks, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                              ____________________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
                              ____________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



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                         CALCULATION OF REGISTRATION FEE


====================================================================================================================
                                                        Proposed             Proposed
                                     Amount              maximum             maximum
    Title of each class of           to be           offering price         aggregate             Amount of
 securities to be registered       registered         per unit (1)      offering price (1)  registration fee (2)
--------------------------------------------------------------------------------------------------------------------
Debt Securities of
MeadWestvaco Corporation
--------------------------------------------------------------------------------------------------------------------
Total                             $500,000,000            100%             $500,000,000            $40,450
====================================================================================================================


                              ____________________

(1)  Estimated solely for purposes of determining the registration fee.

(2) Pursuant to Rule 457(o), the registration fee has been calculated on the basis of the maximum aggregate offering price of the securities listed.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            MeadWestvaco Corporation

                                 Debt Securities
                              ____________________

     By this prospectus, we may offer up to $500,000,000 of debt securities. Market conditions at the time these securities are sold will determine the prices and terms of these securities.

     Each issue of debt securities of MeadWestvaco Corporation ("MeadWestvaco") under this prospectus may have a different aggregate principal amount, maturity date, public offering price, interest rate or rates, timing of interest payments, provisions for redemption, sinking fund requirements, and other variable terms. The specific terms of each offering of debt securities under this prospectus will be included in an accompanying prospectus supplement.

     This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

                              ____________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ____________________

     We may sell securities under this prospectus to or through underwriters. We may also sell these securities directly to other purchasers or through agents.

                              ____________________

                 The date of this prospectus is March 19, 2003.

                                TABLE OF CONTENTS

                                                                          Page

Documents Incorporated by Reference.........................................2
Where You Can Find More Information.........................................2
The Company.................................................................3
Ratio of Earnings to Fixed Charges..........................................3
Use Of Proceeds.............................................................4
Description Of Securities...................................................5
Plan of Distribution.......................................................12
Legal Opinions.............................................................13
Experts....................................................................13

                       DOCUMENTS INCORPORATED BY REFERENCE

     This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus.

     All documents filed by MeadWestvaco pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of the securities, are incorporated by reference into and are deemed to be a part of this prospectus from the date of filing of those documents.

     You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information.

     The following documents, which have been filed by MeadWestvaco, with the Securities and Exchange Commission (SEC file number 001-31215) are incorporated by reference into this prospectus:

        Annual Report on Form 10-K
          for the year ended December 31, 2002           Filed March 3, 2003
        Current Report on Form 8-K                       Filed March 19, 2003

     Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You may request a copy of these filings at no cost, by writing or telephoning us as follows: MeadWestvaco Corporation, One High Ridge Park, Stamford, Connecticut 06905, telephone (203) 461-7400, Attn: Corporate Secretary.

     We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front of those documents only.

                       WHERE YOU CAN FIND MORE INFORMATION

     MeadWestvaco will file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any such document at the Securities and Exchange Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms.

     This prospectus is a part of a registration statement on Form S-3 and exhibits filed with the Securities and Exchange Commission. This prospectus does not contain all of the information in the registration statement. Please refer to the registration statement and its exhibits for further information regarding MeadWestvaco and the offered securities.

                                   THE COMPANY

     MeadWestvaco Corporation, a Delaware corporation, is a global company with leading positions in packaging, coated and specialty papers, consumer and office products, and specialty chemicals. MeadWestvaco's predecessor company, MW Holdings Corporation, was formed in 2001 for the purpose of consummating the business combination of The Mead Corporation and Westvaco Corporation. The merger of Mead and Westvaco was completed on January 29, 2002 and the company's name was changed to MeadWestvaco Corporation. As a result of the merger, Mead and Westvaco each became wholly-owned subsidiaries of MeadWestvaco. Effective at the close of business on December 31, 2002, as part of an internal corporate restructuring, Westvaco was merged into MeadWestvaco and Mead was merged into a wholly-owned subsidiary of MeadWestvaco. Unless otherwise indicated or the context otherwise requires, the terms "MeadWestvaco" or "the company" refer to MeadWestvaco Corporation and its consolidated subsidiaries and, for periods up to and including December 31, 2002, the terms "Mead" and "Westvaco" refer to The Mead Corporation and Westvaco Corporation, respectively, in each case together with their consolidated subsidiaries.

     Westvaco, a Delaware corporation, was incorporated in 1899 as West Virginia Pulp and Paper Company. Westvaco's historical business was as a producer of packaging, paper and specialty chemicals. Westvaco served customers in more than 70 countries with operations in the United States, Brazil, Europe and Asia. Westvaco produced coated papers and paperboard. Westvaco was also a leading global supplier of premium packaging for consumer products markets and specialty chemicals, including activated carbon and asphalt emulsifiers.

     Mead, an Ohio corporation, was incorporated in 1930 as the outgrowth of a paper manufacturing business founded in 1846. Mead's historical business was as a producer of paper, packaging systems, pulp, paperboard, lumber and other wood products. Mead also manufactured and distributed consumer and office supplies including time management products. Mead served customers in approximately 100 countries with operations in the United States, Canada, Latin America, Europe and Asia.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for each of MeadWestvaco and Westvaco are set forth below for the periods indicated. For periods in which earnings before fixed charges were insufficient to cover fixed charges, the dollar amount of coverage deficiency (in millions), instead of the ratio, is disclosed.

     The pro forma ratio has been derived from, and should be read in conjunction with, the unaudited pro forma consolidated financial data including the notes thereto, of MeadWestvaco. The unaudited pro forma combined statements of operations are included in MeadWestvaco's Current Report on Form 8-K dated March 19, 2003, which is incorporated herein by reference.

     For the purpose of computing the consolidated ratios of earnings to fixed charges (1) earnings have been calculated by adding income taxes, fixed charges (excluding capitalized interest), distributed income of equity investees and amortization of capitalized interest to income (loss) from continuing operations before income (loss) of equity investees and (2) fixed charges comprise the total of interest charges (including amounts capitalized) and a portion of rentals determined to be representative of the interest factor.




MeadWestvaco(a)

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                                                             Actual                   Pro Forma(b)
                                                     ----------------------     -----------------------
                                                           Year ended                  Year ended
                                                        December 31, 2002          December 31, 2002
                                                        -----------------          -----------------
  Ratio of earnings to fixed charges............              1.0x
  Deficiency in Earnings Necessary to Cover
       Fixed Charges............................                                        $(13.0)


          (a) MeadWestvaco became the parent of Mead and Westvaco on January 29, 2002 as the result of the consummation of the business combination of Mead and Westvaco. Because Westvaco is the predecessor of MeadWestvaco for accounting purposes, MeadWestvaco's historical ratios are the same as Westvaco's historical ratios, which are presented below.

          (b) The pro forma calculation of the ratio of earnings to fixed charges for the year ended December 31, 2002 is calculated as if the business combination between Westvaco and Mead had been completed on January 1, 2002. The calculation includes eleven months of actual data and one month of pro forma data for Mead.


Westvaco


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                                                           Historical fiscal year ended October 31,
                                                     -----------------------------------------------------
                                                        1998          1999          2000         2001
                                                        ----          ----          ----         ----
Ratio of earnings to fixed charges ............         2.4x          2.0x          2.9x         1.5x




                                 USE OF PROCEEDS

     Except as otherwise set forth in the accompanying prospectus supplement relating to an offering of the Securities, the net proceeds from the sale of the Securities being offered will be added to MeadWestvaco's general corporate funds and will be available principally for the purpose of refinancing existing long-term debt and for other general corporate purposes, including working capital.

                            DESCRIPTION OF SECURITIES

     References in this "Description of Securities" section to "MeadWestvaco" refer to MeadWestaco Corporation and not to any of its consolidated subsidiaries.

     The Securities are to be issued under an Indenture (the "Indenture") between MeadWestvaco, as issuer, and The Bank of New York, as Trustee (the "Trustee"), a copy of which is incorporated by reference in the registration statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms. Wherever particular Sections or defined terms of the Indenture are referred to, it is intended that such Sections or defined terms shall be incorporated herein by reference. The following sets forth certain general terms and provisions of the Securities to which any prospectus supplement may relate. The particular terms of the Securities offered by any prospectus supplement (the "Offered Securities") and the extent, if any, to which such general provisions may apply to the Securities so offered, will be described in the prospectus supplement relating to such Offered Securities.

General

     The Indenture does not limit the aggregate principal amount of Securities which may be issued thereunder and provides that Securities may be issued from time to time in one or more series. The Securities will be unsecured obligations of MeadWestvaco.

     Reference is made to the prospectus supplement relating to the particular series of Securities offered thereby for the following terms of the Offered
Securities:

     o    the title of the Offered Securities;

     o    any limit on the aggregate principal amount of the Offered Securities;

     o the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Securities will be issued;

     o    the date or dates on which the Offered Securities will mature;

     o the rate or rates (which may be fixed or variable) per annum at which the Offered Securities will bear interest, if any;

     o the date from which such interest, if any, on the Offered Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the Regular Record Dates for such Interest Payment Dates, if any;

     o the ranking of the Offered Securities relative to any and all other securities of MeadWestvaco theretofore issued;

     o the dates, if any, on which and the price or prices at which the Offered Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or to any purchase fund provisions, be redeemed or purchased by MeadWestvaco, and the other detailed terms and provisions of such sinking and/or purchase funds;

     o the date, if any, after which and the price or prices at which the Offered Securities may, pursuant to any optional redemption provisions, be redeemed at the option of MeadWestvaco or of the Holder thereof and the other detailed terms and provisions of such optional redemption; and

     o any other terms of the series (which will not be inconsistent with the provisions of the Indenture).

     Unless otherwise indicated in the related prospectus supplement, principal of and premium, if any, and interest, if any, on the Securities will be payable, and the transfer of the Securities will be registrable, at the office of the Trustee in the Borough of Manhattan, The City of New York, except that, at the option of MeadWestvaco, interest may be paid by mailing a check to the address of the person entitled thereto as it appears on the Security Register. (Sections 301, 305, 1002)

     Unless otherwise indicated in the related prospectus supplement, the Securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the Securities, but MeadWestvaco may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 302, 305)

     Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount below their principal amount. Special federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

     The Indenture does not contain any covenants or other provisions which would afford Holders of Securities protection in the event of a highly leveraged transaction involving MeadWestvaco.

Restrictive Covenants

     Certain capitalized terms used in this "Restrictive Covenants" section have the meanings provided in the last paragraph hereof.

     Limitations on Liens. The Indenture provides that so long as any of the Securities are outstanding MeadWestvaco will not, and will not permit any Domestic Subsidiary to, issue, assume or guarantee any debt for money borrowed (herein referred to as "Debt") if such Debt is secured by any mortgage, security interest, pledge or other lien (herein referred to as a "mortgage") upon any Principal Property of MeadWestvaco or any Domestic Subsidiary or indebtedness of any Domestic Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively securing the Securities equally and ratably with such Debt. The foregoing restriction does not apply to:

          (1) mortgages on any property acquired, constructed or improved after the date of the Indenture which are created or assumed within 24 months after such acquisition, construction or improvement (or within six months thereafter pursuant to a firm commitment for financing arrangements entered into within such 24 month period) to secure or provide for the payment of the purchase price or cost thereof incurred after the date of the Indenture, or existing mortgages on property acquired, provided such mortgages shall not apply to any property theretofore owned by MeadWestvaco or a Domestic Subsidiary other than theretofore unimproved real property;

          (2) mortgages existing on any property acquired from a corporation merged with or into MeadWestvaco or a Domestic Subsidiary;

          (3) mortgages on property of any corporation existing at the time it becomes a Domestic Subsidiary;

          (4) mortgages securing Debt owed by a Domestic Subsidiary to MeadWestvaco or to another Domestic Subsidiary;

          (5) mortgages in favor of governmental bodies to secure advance or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such mortgages;

          (6) mortgages on timberlands in connection with an arrangement under which MeadWestvaco or a Domestic Subsidiary is obligated to cut or pay for timber in order to provide the secured party with a specified amount of money, however determined; or

          (7) mortgages securing tax exempt debt of MeadWestvaco or a Domestic Subsidiary;

          (8) mortgages for extending, renewing or replacing Debt secured by any mortgage referred to in the foregoing clauses (1) to (7) inclusive or in this clause or any mortgage existing on the date of the Indenture, provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property).

Such restriction does not apply to the issuance, assumption or guarantee by MeadWestvaco or any Domestic Subsidiary of Debt secured by a mortgage which would otherwise be subject to the foregoing restriction up to an aggregate amount which, together with all other secured Debt (not including secured Debt permitted under the foregoing exceptions) and the Value (as defined) of Sale and Lease-back Transactions existing at such time (other than Sale and Lease-back Transactions the proceeds of which have been applied to the retirement of Securities or of Funded Debt or to the purchase of other Principal Property, and other than Sale and Lease-back Transactions in which the property involved would have been permitted to be mortgaged under clause (1) above), does not exceed 15% of Consolidated Net Tangible Assets. (Section 1005)

     Limitation on Sale and Lease-back Transactions. Sale and Lease-back Transactions by MeadWestvaco or any Domestic Subsidiary of any Principal Property are prohibited (except for temporary leases for a term, including renewals, of not more than three years and except for leases between MeadWestvaco and a Domestic Subsidiary or between Domestic Subsidiaries) unless the net proceeds of such sale are at least equal to the fair value of such Principal Property and:

     o MeadWestvaco or such Domestic Subsidiary would be entitled to incur Debt secured by a mortgage on the property to be leased without securing the Securities pursuant to clause (1) under "Limitations on Liens" or

     o the Value thereof would be an amount permitted under the last sentence under "Limitations on Liens" or

     o MeadWestvaco or any of its subsidiaries applies an amount equal to the fair value of such Principal Property

               (a) to the retirement of Funded Debt of MeadWestvaco or a Domestic Subsidiary or

               (b) to the purchase of Principal Property (other than that involved in such Sale and Lease-back Transaction). (Section 1006)

For the purposes of the covenants described above,

     "Consolidated Net Tangible Assets" means the total of all the assets appearing on the consolidated balance sheet of MeadWestvaco and its subsidiaries less the following: (1) current liabilities, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof but maturing within 12 months from the date of determination; (2) reserves for depreciation and other asset valuation reserves; (3) intangible assets such as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense carried as an asset on said balance sheet; and (4) appropriate adjustments on account of minority interests of other persons holding stock in any subsidiary of MeadWestvaco. Consolidated Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which MeadWestvaco and its subsidiaries are engaged and which are approved by the independent accountants regularly retained by MeadWestvaco, and may be determined as of a date not more than sixty days prior to the happening of the event for which such determination is being made.

     "Domestic Subsidiary" means any Subsidiary which owns a Principal Property.

     "Funded Debt" means any Debt which by its terms matures at or is extendable or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than twelve months after the date of the creation of such Debt.

     "Principal Property" means any mill, converting plant, manufacturing plant, manufacturing facility, including, in each case, the equipment therein, or timberlands, located within the continental United States of America (other than any of the foregoing acquired principally for the control or abatement of atmospheric pollutants or contaminants or water, noise, odor or other pollution, or any facility financed from the proceeds of pollution control or revenue bonds), whether owned at the date of the Indenture or thereafter acquired, having a gross book value (without deductions of any applicable depreciation reserves) on the date as of which the determination is being made of more than 5% of Consolidated Net Tangible Assets, but shall not include any minerals or mineral rights, or any timberlands designated by the Board of Directors of MeadWestvaco or of a Domestic Subsidiary, as the case may be, as being held primarily for development and/or sale.

     "Sale and Lease-back Transaction" means any arrangement with any person providing for the leasing to MeadWestvaco or any Domestic Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between MeadWestvaco and a Domestic Subsidiary or between Domestic Subsidiaries), which Principal Property has been or is to be sold or transferred by MeadWestvaco or such Domestic Subsidiary to such person.

     "Value" means with respect to a Sale and Lease-back Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Lease-back Transaction or (2) the fair value in the opinion of the Board of Directors of MeadWestvaco of such property at the time of entering into such Sale and Lease-back Transaction, in either case divided first by the number of full years of the terms of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

Events of Default

     The following are Events of Default under the Indenture with respect to Securities of any series:

     o failure to pay principal of or any premium on any Security of that series when due;

     o failure to pay any interest on any Security of that series when due, continued for 30 days;

     o failure to deposit any sinking fund payment, when due, in respect of any Security of that series; o failure to perform any other covenant of MeadWestvaco in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Securities other than that series), continued for 60 days after written notice as provided in the Indenture;

     o certain events in bankruptcy, insolvency or reorganization with respect to MeadWestvaco and

     o any other Event of Default provided with respect to Securities of that series. (Section 501)

     If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section
502)

     The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series. (Section 512)

     No Holder of any Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Securities of that series and also unless the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507) However, the Holder of any Security will have an absolute right to receive payment of the principal of (and premium, if any) and interest on such Security on or after the due dates expressed in such Security and to institute suit for the enforcement of any such payment. (Section 508)

     MeadWestvaco is required to furnish to the Trustee annually a statement as to performance by MeadWestvaco of certain of its obligations under the Indenture and as to any default in such performance. (Section 1007)

Modification and Waiver

     Modifications and amendments of the Indenture may be made by MeadWestvaco and the Trustee with the consent of the Holders of a majority in aggregate principal amount of all Outstanding Securities, taken together as a single class, affected by such modification or amendment. However, no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby:

     o change the stated maturity date of the principal of, or any installment of principal or interest on, any Security;

     o reduce the principal amount of, or any premium or interest on, any Security;

     o reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the maturity thereof;

     o change the place or currency of payment of principal of, or any premium or interest on, any Security;

     o impair the right to institute suit for the enforcement of any payment on or with respect to any Security; or

     o reduce the percentage in principal amount of Outstanding Securities the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902)

     The Holders of a majority in aggregate principal amount of the Outstanding Securities, taken together as a single class, may, on behalf of all Holders of Securities, waive, insofar as that series is concerned, compliance by MeadWestvaco with certain restrictive provisions of the Indenture. (Section
1008) The Holders of a majority in aggregate principal amount of the Outstanding Securities, taken together as a single class, may, on behalf of all Holders of Securities, waive any past default under the Indenture with respect to all Outstanding Securities of that series, except a default in the payment of principal or any premium or interest or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security. (Section 513)

Consolidation, Merger and Sale of Assets

     MeadWestvaco may consolidate or merge with or into, or transfer its assets substantially as an entirety to, any corporation organized under the laws of any domestic jurisdiction, provided that the successor corporation assumes MeadWestvaco's obligations on the Securities and under the Indenture, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. (Section 801)

Legal Defeasance and Covenant Defeasance

     We may, at our option and at any time, elect to have all of our obligations discharged with respect to the Outstanding Securities of any series ("Legal Defeasance") except for:

          (1) the rights of Holders of Outstanding Securities to receive payments in respect of the principal of, or interest or premium, if any, on such Securities when such payments are due from the trust referred to below;

          (2) our obligations with respect to the Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the indenture.

     In addition, we may, at our option and at any time, elect to have our and our Subsidiaries' obligations released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Securities of the applicable series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default will no longer constitute an Event of Default with respect to the Securities of the applicable series.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) we must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the Securities of the applicable series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Securities of the applicable series on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether the Securities of the applicable series are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, we have delivered to the trustee an opinion of counsel (with customary assumptions and exceptions) reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the supplemental indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding Securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; provided that this clause (2) shall not apply in the case of any Legal Defeasance occurring within one year of the Stated Maturity of the Securities of the applicable series or after such time as all outstanding Securities of the applicable series have been called for redemption.

          (3) in the case of Covenant Defeasance, we have delivered to the trustee an opinion of counsel (with customary assumptions and exceptions) reasonably acceptable to the trustee confirming that the Holders of the outstanding Securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; provided that this clause (3) shall not apply in the case of any Covenant Defeasance occurring within one year of the Stated Maturity of the Securities of the applicable series or after such times as all outstanding Securities of the applicable series have been called for redemption.

          (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default with respect to the applicable series of Securities only resulting from the procurement of funds to be applied to such deposit) and any related incurrence of a mortgage or mortgages;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which we or any of our Restricted Subsidiaries is a party or by which we or any of our Restricted Subsidiaries is bound;

          (6) we must deliver to the trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the Holders of Securities of the applicable series over the other of our creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

          (7) we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Concerning the Trustee

     MeadWestvaco maintains banking relationships with the Trustee in the ordinary course of its business. Borrowings totalling $1,000,000,000 are available to MeadWestvaco under its Credit Agreement with a group of banks that includes the Trustee and certain of its affiliates.

                              PLAN OF DISTRIBUTION

     MeadWestvaco may sell Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each prospectus supplement will describe the method of distribution of the Securities offered thereby.

     In connection with the sale of the Securities, underwriters may receive compensation from MeadWestvaco or from purchasers of Securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters under the Securities Act of 1933 and any discounts or commissions received by them and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under such Act. Any such underwriter will be identified and any such compensation will be described in the prospectus supplement.

     If so indicated in the prospectus supplement, MeadWestvaco will authorize the underwriters to solicit offers by certain institutions to purchase Securities from MeadWestvaco at the public offering price set forth in the prospectus supplement pursuant to Delayed Delivery Contracts providing for payment and delivery on the date stated in the prospectus supplement. Each such contract will be for an amount not less than, and unless MeadWestvaco otherwise agrees, the aggregate principal amount of Securities sold pursuant to such contracts shall not be more than, the respective amounts stated in the prospectus supplement. Institutions with whom such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to the approval of MeadWestvaco. Delayed Delivery Contracts will not be subject to any conditions except that the purchase by an institution of the Securities covered thereby shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject.

     The Underwriting Agreement to be entered into with respect to any Securities sold through underwriters will provide that the obligations of the underwriter or underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the Securities covered by the applicable prospectus supplement if any are purchased. MeadWestvaco will also agree to indemnify the several underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

     In connection with any offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such stabilizing if commenced, may be discontinued at any time.

                                 LEGAL OPINIONS

     The legality of the Securities offered hereby will be passed upon for MeadWestvaco by Wendell L. Willkie, II, Esq., Senior Vice President, General Counsel and Secretary of MeadWestvaco and for the Underwriters by Cahill Gordon & Reindel, New York, New York. Mr. Willkie is the beneficial owner of shares of MeadWestvaco's common stock held both directly and in trust under MeadWestvaco's Savings and Investment Plan. He is also the recipient of stock options granted by MeadWestvaco. Cahill Gordon & Reindel has in the past performed certain legal services for Westvaco, and continues to perform certain legal services for MeadWestvaco.

                                     EXPERTS

     The consolidated financial statements of MeadWestvaco incorporated in this prospectus by reference to MeadWestvaco's Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.*

     Securities and Exchange Commission registration fee......   $     40,450
     Printing and engraving...................................   $     80,000
     Trustee's fee and expenses...............................   $     10,000
        Legal fees............................................   $    100,000
     Accounting services......................................   $     50,000
     Rating agency fees.......................................   $    350,000
     Miscellaneous............................................   $     10,000
                                                                 ------------
          Total...............................................   $    640,460
                                                                 ============

----------
*    All amounts shown are estimates, other than the registration fee.


Item 15. Indemnification of Directors and Officers.

     MeadWestvaco Corporation is incorporated under the laws of the State of Delaware. The General Corporation Law of the State of Delaware, Section 145, as amended, permits a registrant to indemnify any person "who was or is a party or is threatened to be made a party" to any proceeding by his relationship to such registrant "if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests" of such registrant. Expenses may be paid in advance and insurance may be carried by such registrant.

     Section 2.13 of MeadWestvaco's Bylaws provides as follows:

          Each director, officer and employee, past or present, of the Corporation, and each person who serves or may have served at the request of the Corporation as a director, officer or employee of another corporation and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent provided by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended. Each agent of the Corporation and each person who serves or may have served at the request of the Corporation as an agent of another corporation, or as an employee or agent of any partnership, joint venture, trust or other enterprise may, in the discretion of the Board of Directors, be indemnified by the Corporation to the same extent as provided herein with respect to directors, officers and employees of the Corporation.

     MeadWestvaco has purchased an insurance policy insuring officers and directors of the registrants against certain liabilities, including liabilities under the Securities Act of 1933, and insuring the registrants against any payment which they are obligated to make to such persons under the indemnification provisions of its Bylaws.

     Reference is made to the Underwriting Agreement filed as Exhibit (1) to this Registration Statement.

Item 16. Exhibits.

(1) Form of Underwriting Agreement relating to the Debt Securities (to be filed by amendment).

(4)(a) Indenture between MeadWestvaco Corporation and The Bank of New York, as trustee (incorporated by reference to Exhibit 4(a) to MeadWestvaco's Current Report on Form 8-K filed on April 2, 2002).

(4)(b) Form of Debt Security (incorporated by reference to Article II of Exhibit 4(a) to Registration Statement No.333-84060 filed on March 8, 2002).

(5) Opinion of Wendell L. Willkie, II, Esq. as Senior Vice President, General Counsel and Secretary of MeadWestvaco Corporation.

(12)(a) MeadWestvaco computation of pro forma ratio of earnings to fixed charges.

(23)(a) Consent of Independent Accountants.

(23)(b) Consent of Wendell L. Willkie, II, Esq. (included in Exhibit (5)).

(24) Power of Attorney of certain officers and directors (included on pages S-2 and S-3).

(25) Statement of eligibility of trustee on Form T-1.

Item 17. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales of its securities are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in clauses (i) and (ii) of this paragraph shall not apply if the information required to be included in such post-effective amendments is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, the filing of such registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (i) The undersigned registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, and the State of Connecticut, on the 19th day of March, 2003.


                     MEADWESTVACO CORPORATION
                          (Registrant)


                     By:  /s/ John A. Luke, Jr.
                          --------------------------------------
                          Name:   John A. Luke, Jr.
                          Title:  Chairman of the Board, President
                                    and Chief Executive Officer

                                POWER OF ATTORNEY

     Know All Persons by These Presents, that each person whose name appears below constitutes and appoints John A. Luke, Jr., Karen R. Osar and Wendell L. Willkie, II, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitutions and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:




               Signature                                          Title                              Date
               ---------                                          -----                              ----

                                                Chairman of the Board, President and           March 19, 2003
   /s/ John A. Luke, Jr.                        Chief Executive Officer
-----------------------------------             (Principal Executive Officer)
           John A. Luke, Jr.

                                                Senior Vice President and Chief Financial       March 19, 2003
   /s/ Karen R. Osar                            Officer
-----------------------------------             (Principal Financial Officer)
             Karen R. Osar

   /s/ John E. Banu                             Comptroller                                     March 19, 2003
-----------------------------------             (Principal Accounting Officer)
              John E. Banu

   /s/ John G. Breen                            Director                                        March 19, 2003
-----------------------------------
             John G. Breen

   /s/ Michael E. Campbell                      Director                                        March 19, 2003
-----------------------------------
          Michael E. Campbell

   /s/ Thomas W. Cole, Jr.                      Director                                        March 19, 2003
-----------------------------------
        Dr. Thomas W. Cole, Jr.

   /s/ Duane E. Collins                         Director                                        March 19, 2003
-----------------------------------
            Duane E. Collins

   /s/ William E. Hoglund                       Director                                        March 19, 2003
-----------------------------------
           William E. Hoglund

   /s/ James G. Kaiser                          Director                                        March 19, 2003
-----------------------------------
            James G. Kaiser



                                       S-2

   /s/ Richard B. Kelson                        Director                                        March 19, 2003
-----------------------------------
           Richard B. Kelson

   /s/ John A. Krol                             Director                                        March 19, 2003
-----------------------------------
              John A. Krol

   /s/ Susan J. Kropf                           Director                                        March 19, 2003
-----------------------------------
             Susan J. Kropf

   /s/ Douglas S. Luke                          Director                                        March 19, 2003
-----------------------------------
            Douglas S. Luke

   /s/ Robert C. McCormack                      Director                                        March 19, 2003
-----------------------------------
          Robert C. McCormack

   /s/ Lee J. Styslinger, Jr.                   Director                                        March 19, 2003
-----------------------------------
         Lee J. Styslinger, Jr.

   /s/ Jane L. Warner                           Director                                        March 19, 2003
-----------------------------------
             Jane L. Warner

   /s/ J. Lawrence Wilson                       Director                                        March 19, 2003
-----------------------------------
           J. Lawrence Wilson

   /s/ Richard A. Zimmerman                     Director                                        March 19, 2003
-----------------------------------
          Richard A. Zimmerman


                                  EXHIBIT INDEX

(1) Form of Underwriting Agreement relating to the Debt Securities (to be filed by amendment).

(4)(a) Indenture between MeadWestvaco Corporation, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4(a) to MeadWestvaco's Current Report on Form 8-K filed on April 2, 2002).

(4)(b) Form of Debt Security (incorporated by reference to Article II of Exhibit 4(a) to Registration Statement No.333-84060 filed on March 8, 2002).

(5) Opinion of Wendell L. Willkie, II, Esq. as Senior Vice President, General Counsel and Secretary of MeadWestvaco Corporation.

(12)(a) MeadWestvaco computation of pro forma ratio of earnings to fixed charges.

(23)(a) Consent of Independent Accountants.

(23)(b) Consent of Wendell L. Willkie, II, Esq. (included in Exhibit (5)).

(24) Power of Attorney of certain officers and directors (included on pages S-2 and S-3).

(25) Statement of eligibility of trustee on Form T-1.